Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,859,271
Unrealized Gain (Loss) on Market Value of Futures	(9,775,307)
Dividend Income	3,433
Interest Income	29,661
Total Income (Loss)	$(5,882,942)

Expenses
General Partner Management Fees	$30,594
Professional Fees	14,197
Brokerage Commissions	5,624
Non-interested Directors' Fees and Expenses	394
Prepaid Insurance Expense	269
NYMEX License Fee	765
SEC & FINRA Registration Expense	3,818
Total Expenses	55,661
Expense Waiver	(17,420)
Net Expenses	$38,241
Net Income (Loss)	$(5,921,183)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$62,704,804
Net Income (Loss)	(5,921,183)

Net Asset Value End of Month	$56,783,621
Net Asset Value Per Share (2,300,000 Shares)	$24.69

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612